Exhibit (h)(xxxix)

AMENDMENT NO. 2 TO FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment No. 2 of the Fund of Funds Investment Agreement (the “Amendment”) dated as of September 25, 2026 (the “Effective Date”), is made between The Arbitrage Funds, on behalf of its series listed on Schedule A, severally and not jointly (each, the “Acquiring Fund”), and SPDR S&P 500 ETF Trust and SPDR Dow Jones Industrial Average ETF Trust, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, The Arbitrage Funds and each Acquired Fund are parties to the Fund of Funds Investment Agreement (the “Agreement”) dated January 19, 2022, as amended; and

WHEREAS, each Acquiring Fund and each Acquired Fund desire to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual considerations contained herein, and intending to be legally bound hereby, the Acquiring Fund Trusts and the Acquired Funds agree as follows:

1.	Schedule A to the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.

2.	All terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement between the parties hereto.

3.	All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

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Information Classification: General

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Agreed and acknowledged:

SPDR S&P 500 ETF TRUST

SPDR DOW JONES INDUSTRIAL AVERAGE ETF TRUST

(severally and not jointly)

By: STATE STREET GLOBAL ADVISORS TRUST COMPANY, not in its general corporate capacity but solely as Trustee of each Acquired Fund.

By:	/s/ Jeanne LaPorta

Name:	Jeanne LaPorta

Title:	President

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Information Classification: General

THE ARBITRAGE FUNDS

(each on behalf of their series listed on Schedule A, severally and not jointly)

By:	/s/ Jon Hickey

Name:	Jon Hickey

Title:	Chief Financial Officer

Information Classification: General

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

The Arbitrage Funds

•	Arbitrage Fund
•	Water Island Event-Driven Fund
•	Water Island Credit Opportunities Fund
•	AltShares Merger Arbitrage ETF (added on 9/25/26)
•	AltShares Event-Driven ETF (added on 9/25/26)

Information Classification: General